Exhibit 5.2

212-373-3000

212-757-3990

July 2, 2021

PlayAGS, Inc.

6775 S. Edmond St., Suite 300

Las Vegas, NV 89118-3502

Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of PlayAGS, Inc., a Nevada corporation (the “Company”) , and certain direct and indirect subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1.    the following securities of the Company (together, the “Company Securities”):

A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of the Debt Securities) of the Company, par value $0.01 per share (the “Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion of the Debt Securities or Preferred Stock) of the Company, par value $0.01 per share (the “Common Stock”);

D.	depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

E.	warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or any combination of them (the “Warrants”);

F.	subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”);

G.	purchase contracts for the purchase or sale of Common Stock or Preferred Stock issued by the Company or debt or equity securities issued by third parties (the “Purchase Contracts”); and

H.	units consisting of a Purchase Contract, Debt Securities, Subscription Rights, Warrants or debt obligations issued by third parties (the “Units”).

2.    the following securities of the Subsidiary Guarantors:

A.    guarantees of Debt Securities (the “Subsidiary Guarantees”).

The Company Securities and the Subsidiary Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Senior Debt Securities and the related Subsidiary Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party to it and the bank or trust company identified in such indenture as the trustee with respect to the Senior Debt Securities (the “Senior Debt Indenture”). The Subordinated Debt Securities and the related Subsidiary Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the guarantors party to it and the bank or trust company identified in such indenture as the trustee with respect to the Subordinated Debt Securities (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Subscription Rights will be issued under subscription rights agreements, each between the Company and a subscription rights agent to be identified in the applicable agreement (each, a “Subscription Rights Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.    the Registration Statement; and

2.    the forms of the Senior Debt Indenture and the Subordinated Debt Indenture attached as Exhibits 4.1 and 4.2 to the Registration Statement.

In addition, we have examined (i) such corporate records of each Subsidiary Guarantor organized in the State of Delaware that we have considered appropriate, including a copy of the articles of incorporation, as amended, certificates of incorporation, as amended, certificates of amendment, certificates of merger, by-laws, as amended, and limited liability company agreements, as amended, as applicable, of each Subsidiary Guarantor, certified by each Subsidiary Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors of each Subsidiary Guarantor relating to the issuance of the Securities certified by each Subsidiary Guarantor, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and the Subsidiary Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company and the Subsidiary Guarantors), (iv) the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or the Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) Cadillac Jack, Inc., a Georgia corporation

(“Cadillac Jack”), is validly existing and in good standing under the laws of the State of Georgia, (vii) the Company is validly existing and in good standing under the laws of the State of Nevada, (viii) the Company and Cadillac Jack have all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (ix) the execution, delivery and performance of the Operative Agreements and the Securities by the Company and Cadillac Jack do not violate any organizational documents of the Company and Cadillac Jack or the laws of their respective jurisdictions of incorporation and (x) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Subsidiary Guarantors.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and the Subsidiary Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Nevada, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company or the Subsidiary Guarantors, as applicable, and, in the case of Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.

When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

3.

When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When the specific terms of a particular issuance of Subscription Rights have been duly authorized by the Company and such Subscription Rights have been duly executed, authenticated, issued and delivered, such Subscription Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When any Purchase Contracts have been duly authorized, executed and delivered by Company, such Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

When the specific terms of a particular issuance of Units have been duly authorized by the Company and any Units have been duly authorized, issued and delivered by the Company, such Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

When the specific terms of a particular issuance of Debt Securities and any related Subsidiary Guarantees have been duly authorized by the Company and the relevant Subsidiary Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Subsidiary Guarantees will constitute legal, valid and binding obligations of each relevant Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with its terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON